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                                                                    Exhibit 13.1


         CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF
                            THE SARBANES - OXLEY ACT


     Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Chartered Semiconductor Manufacturing Ltd. (the "Company") hereby certifies, to such officer's knowledge that:

     (i) the accompanying Annual Report on Form 20-F of the Company for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange
Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 1, 2006

                                          /s/ Chia Song Hwee
                                          ------------------
                                          Chia Song Hwee
                                          President and Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.